EXHIBIT 20.1
SERIES 2005-1 SCHEDULE TO MONTHLY NOTEHOLDERS’ STATEMENT
NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
SERIES 2005-1
     Reference is made to the Series 2005-CC Supplement dated as of August 23, 2005 (the “Series 2005-CC Supplement”), between NATIONAL CITY BANK, as Seller and Servicer, and The Bank of New York (Delaware), as Trustee, the Indenture dated as of August 23, 2005 (the “Indenture”), as supplemented by the Series 2005-1 Indenture Supplement, dated as of August 23, 2005 (the “Indenture Supplement”), each between NATIONAL CITY CREDIT CARD MASTER NOTE TRUST, as issuer (the “Issuer”) as The Bank of New York, as the indenture trustee (the “Indenture Trustee”). Capitalized terms used in this Monthly Noteholders’s Statement have their respective meanings set forth in the Series 2005-CC Supplement, the Master Indenture and the Indenture Supplement, as applicable.
Information Regarding the Current Monthly Distribution

1	The amount of the current monthly principal payment in respect
	of the Class A Notes	$0.00

2	The amount of the current monthly principal payment in respect
	of the Class B Notes	$0.00

3	The amount of the current monthly principal payment in respect
	of the Class C Notes	$0.00

4	The amount of the current monthly distribution in respect of
	Class A Monthly Interest	$1,911,583.33

5	The amount of the current monthly distribution in respect of
	Class A Additional Interest	$0.00

6	The amount of the current monthly distribution in respect of
	Class B Monthly Interest	$135,140.00

7	The amount of the current monthly distribution in respect of
	Class B Additional Interest	$0.00

8	The amount of the current monthly distribution in respect of
	Class C Monthly Interest	$151,114.17

9	The amount of the current monthly distribution in respect of
	Class C Additional Interest	$0.00

10 Series 2005-1 Investor Default Amount

(a)	The Series 2005-1 Investor Default Amount for the related
	Monthly Period	$1,876,323.49

(b)	The Series 2005-1 Investor Default Amount allocated to the
	Class A Notes for the related Monthly Period	$1,641,783.05

(c)	The Series 2005-1 Investor Default Amount allocated to the
	Class B Notes for the related Monthly Period	$112,579.41

(d)	The Series 2005-1 Investor Default Amount allocated to the
	Class C Notes for the related Monthly Period	$121,961.03

11 Investors Charge-Offs

(a)	The aggregate amount of Investor Charge-Offs allocated to the
	Class A Notes for the related Monthly Period	$0.00

(b)	The aggregate amount of Investor Charge-Offs allocated to the
	Class B Notes for the related Monthly Period	$0.00

(c)	The aggregate amount of Investor Charge-Offs allocated to the
	Class C Notes for the related Monthly Period	$0.00

(d)	the aggregate amount of the Nominal Liquidation Amount
	Deficit of the Class A Notes reimbursed on the Transfer Date
	immediately preceding this Distribution Date	$0.00

(e)	the aggregate amount of the Nominal Liquidation Amount
	Deficit of the Class B Notes reimbursed on the Transfer Date
	immediately preceding this Distribution Date	$0.00

(f)	the aggregate amount of the Nominal Liquidation Amount
	Deficit of the Class C Notes reimbursed on the Transfer Date
	immediately preceding this Distribution Date	$0.00

12 Investor Servicing Fee

(a)	The amount of the Master Trust Investor Servicing Fee payable
	by the Trust on behalf of the Series 2005-1 Noteholders to the
	Servicer for the related Monthly Period	$500,000.00

(b)	The amount of Servicer Interchange payable by the Trust to the
	Servicer for the related Monthly Period	$500,000.00

13 Reallocations

(a)	The amount of Reallocated Class C Principal Collections with
	respect to this Distribution Date	$0.00

(b)	The amount of Reallocated Class B Principal Collections with
	respect to this Distribution Date	$0.00

(c)	The Class C Nominal Liquidation Amount as of the close of
	business on this Distribution Date	$39,000,000.00

(d)	The Class B Nominal Liquidation Amount as of the close of
	business on this Distribution Date	$36,000,000.00

14	Reserve Account

(a)	The Reserve Draw Amount on the related Transfer Date	$0.00

(b)	The amount of the Reserve Draw Account deposited in the
	Collection Account on the related Transfer Date to be treated
	as Series 2005-1 Finance Charge Amounts for the Class A
	Notes	$0.00

(c)	The amount of the Reserve Draw Account deposited in the
	Collection Account on the related Transfer Date to be treated
	as Series 2005-1 Finance Charge Amounts for the Class B
	Notes	$0.00

(d)	The amount of the Reserve Draw Account deposited in the
	Collection Account on the related Transfer Date to be treated
	as Series 2005-1 Finance Charge Amounts for the Class C
	Notes	$0.00

(e)	The amount of deposit in the Reserve Account that exceeds the
	amount required to be on deposit in the Reserve Account and is
	then paid to the Issuer	$0.00

15 Spread Account

(a)	The Spread Account Deficiency on the related Transfer Date	$8,668,398.58

(b)	The amount withdrawn from the Spread Account and deposited in
	the Collection Account on the related Transfer Date to be
	treated as Series 2005-1 Finance Charge Amounts for the
	Class C Notes	$0.00

(c)	The amount withdrawn from the Spread Account and deposited in
	the Principal Funding Account on the related Transfer Date to be
	treated as Series 2005-1 Finance Charge Amounts for the
	Class C Notes	$0.00

16 Series 2005-1 Finance Charge Amounts

(a)	The amount of Series 2005-1 Finance Charge Amounts on
	deposit in the Collection Account allocated to the Class A
	Notes on the related Transfer Date	$1,911,583.33

(b)	The amount of Series 2005-1 Finance Charge Amounts on
	deposit in the Collection Account allocated to the Class B
	Notes on the related Transfer Date	$135,140.00

(c)	The amount of Series 2005-1 Finance Charge Amounts on
	deposit in the Collection Account allocated to the Class C
	Notes on the related Transfer Date	$151,114.17

(d)	The amount of Shared Excess Finance Charge Amounts for other
	Series of Notes in Group A	$0.00

17 Series 2005-1 Available Principal Amounts after Reallocations

(a)	The amount of Series 2005-1 Available Principal Amounts on
	deposit in the Collection Account allocated to the Class A
	Notes on the related Transfer Date	$0.00

(b)	The amount of Series 2005-1 Available Principal Amounts on
	deposit in the Collection Account allocated to the Class B
	Notes on the related Transfer Date	$0.00

(c)	The amount of Series 2005-1 Available Principal Amounts on
	deposit in the Collection Account allocated to the Class C
	Notes on the related Transfer Date	$0.00

(d)	The amount of Shared Excess Principal Amounts for other
	Series of Notes in Group A	$0.00

18 Base Rate

(a)	The Base Rate for the related Monthly Period	5.55%

19 Portfolio Yield

(a)	The Portfolio Yield for the related Monthly Period	13.50%

(b)	The Portfolio Adjusted Yield for the related Monthly Period	N/A

IN WITNESS WHERE OF, the undersigned has duly executed this certificate this 13th day of February, 2006.

NATIONAL CITY BANK, as Administrator on behalf of the
National City Credit Card Master Note Trust and as
Servicer of the National City Master Credit Card Master Trust

By:	/s/ Larry Potter

Name:	Larry Potter
Title:	Vice President, National City Bank
Vice President, Finance
National City Card Services